UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2024

LIFECORE BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27446	94-3025618
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

3515 Lyman Boulevard
Chaska,	Minnesota	55318
(Address of principal executive offices)		(Zip Code)

(952) 368-4300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	LFCR	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on March 20, 2024, the Board of Directors (the “Board”) of Lifecore Biomedical, Inc. (the “Company”) approved a cash-incentive award plan for the Company’s fiscal year 2024 (the “2024 Annual Incentive Plan”), which was recommended by the Compensation Committee of the Board (the “Compensation Committee”).

On May 1, 2024, the Compensation Committee recommended and the Board approved an amendment to the 2024 Annual Incentive Plan as it relates to James G. Hall and John D. Morberg, the Company’s executive officers. Under the amended terms, Messrs. Hall and Morberg will not be paid a cash incentive under the 2024 Annual Incentive Plan and instead, any cash incentive amount that would have been earned under the terms of the 2024 Annual Incentive Plan will be paid to Messrs. Hall and Morberg in fully vested, unrestricted shares of common stock of the Company (referred to as “Bonus Shares”). The Bonus Shares, if any, will be issued the Company’s 2019 Stock Incentive Plan (the “2019 Plan”).

The number of Bonus Shares issued to an executive officer will equal to the cash incentive amount that the Compensation Committee and the Board determine would have been earned by that executive officer under the 2024 Annual Incentive Plan, if any, divided by the Fair Market Value (as defined in the 2019 Plan) of one share of common stock on the date the Compensation Committee and the Board make such determination or if later, the first day following such date that trading would be permitted under the Company’s Insider Trading Compliance Policy. To the extent that there are insufficient shares of common stock reserved for awards under the 2019 Plan to issue all of the Bonus Shares, the Company will issue the maximum number of Bonus Shares for which there are sufficient shares reserved under the 2019 Plan (pro rata as between the executive officers based on the number of Bonus Shares to be issued to each) and the issuance of the remainder of such Bonus Shares will be contingent upon stockholder approval of an increase in the shares of common stock reserved under the 2019 Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2024

LIFECORE BIOMEDICAL, INC.

By:	/s/ John D. Morberg
John D. Morberg
Executive Vice President and Chief Financial Officer
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